SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported): June 12, 2013

DISCOVERY ENERGY CORP. f/k/a “Santos Resource Corp.”
(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700 Houston, Texas 77056 713-840-6495
(Address and telephone number of principal executive offices, including zip code)

________________________
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2013, Discovery Energy Corp. (the “Company”) executed in favor of Liberty Petroleum Corporation ("Liberty") a promissory note (the “Note”) in the original principal amount of $500,000. The Note was executed in connection with the formal grant of Petroleum Exploration License (PEL) 512 in the State of South Australia (the “License”), in consideration of Liberty’s agreements to allow the Company to be issued the License instead of Liberty. As originally executed, the Note provided for a balloon payment of all outstanding principal and accrued interest on April 26, 2013. However, on March 7, 2013, in consideration of a partial payment of the outstanding principal on the Note in the amount of $100,000, the Company and Liberty agreed to amend the Note so that the remaining outstanding principal on and accrued interest on the Note would become due and payable on June 12, 2013.

Effective June 12, 2013, in consideration of a partial payment of the outstanding principal on the Note in the amount of $25,000, the Company and Liberty agreed to amend the Note further so that the remaining outstanding principal on and accrued interest on the Note will become due and payable on July1, 2013. A copy of the amendment to the Note is being filed as Exhibit 10.01 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

10.1	Second Amendment to Promissory Note (Six-Month) dated March 7, 2013 by and between the Company and Liberty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Energy Corp.,
f/k/a “Santos Resource Corp.”
(Registrant)

Date: June17, 2013	By: /s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer